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                              EXHIBIT NUMBER 10.6
                              -------------------


                               AMENDMENT NO. 2 TO
                               ------------------

                    THE NON-QUALIFIED STOCK OPTION AGREEMENT
                    ----------------------------------------



          This Amendment No. 2 dated as of the 23rd day of March, 1995, by and between The Newstar Group, a California corporation, d/b/a The Wilstar Group ("Wilstar") and Cherokee Inc., a Delaware corporation (the "Company"), to the Non-Qualified Stock Option Agreement dated as of May 4, 1995 ("Amendment No. 2").

          WHEREAS, Wilstar and the Company entered into a Non-Qualified Stock Option Agreement dated as of May 4, 1995 (the "Option Agreement");

          WHEREAS, Wilstar and the Company now desire to amend and modify certain terms and conditions of the Option Agreement;

          NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Wilstar agree as follows:

          1. Section 2.3 of the Option Agreement is amended to read in its entirety as follows:

               2.3   Performance Option.  Under the Performance Option, Optionee
                     -------------------
          shall have the option to purchase any part or all of an aggregate of up to 20% of the Diluted Common Stock upon the terms and conditions set forth in this Agreement.

          2. Section 3.3 of the Option Agreement shall be amended to read in its entirety as follows:

               3.3   Performance Option.  The Performance shall vest and be
                     -------------------
          exercisable as follows:

                     (a) With respect to the initial 15% of the Diluted Common Stock, on March 26, 1996; and

                     (b) With respect to the balance of 5% of the Diluted Common Stock, on April 24, 1996.

          3. A new Section 4.6 is added to the Option Agreement to read in its entirety as follows:

               4.6   Forfeiture of Options.
                     ----------------------

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                     (a)  Notwithstanding anything to the contrary contained
                     herein, the parties hereto agree that in the event that:
                     (x) the Company declares any dividend of cash or property or otherwise declares any payment to the holders of its Common Stock (the "Distribution:), (y) Optionee or its assignee has exercised the Performance Options for an amount which in the aggregate is greater than fifteen (15%) of the Diluted Common Stock (the "Additional Shares") so that the Additional Shares would be entitled to such Distribution, and (z) the declaration of such Distribution is prior to the occurrence of either of the following: (i) thirty (30) consecutive trading days during which time the closing price of the Common Stock is no less than $7.60 per share; or (ii) May 31, 1997; then and in such event Optionee agrees that it or any subsequent holder of the Additional Shares shall not be entitled to and shall forfeit any and all rights to the Distribution solely with respect to Additional Shares (the "Forfeiture").

                     (b) In connection with the Forfeiture, the Optionee further agrees as follows:

                          (i) until the occurrence of either of the events set forth in (z), above, all share certificates issued in connection with the Additional Shares shall, in addition to such other legends that may be required, contain the following legend:

                     PURSUANT TO AMENDMENT NO. 2. TO THE REVISED AND RESTATED MANAGEMENT AGREEMENT BY AND BETWEEN THE COMPANY AND THE NEWSTAR GROUP D/B/A THE WILSTAR GROUP, THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS IRREVOCABLY AGREED TO WAIVE AND FORFEIT ANY AND ALL RIGHTS IN AND TO ANY DIVIDEND OF CASH OR PROPERTY OR OTHER PAYMENT WITH RESPECT TO THESE SHARES WHICH IS DECLARED BY THE COMPANY PRIOR TO THE OCCURRENCE OF EITHER OF THE FOLLOWING EVENTS:
                     (I) THIRTY (30) CONSECUTIVE TRADING DAYS DURING WHICH TIME THE CLOSING PRICE OF THE COMPANY'S COMMON STOCK IS EQUAL TO OR GREATER THAN $7.60 PER SHARE; OR (II) MAY 31, 1997."

                     (ii) Optionee agrees that if any of the Additional Shares are sold, transferred, hypothecated, pledged or assigned by it to another holder (the "Transfer") prior to the occurrence of either of the events set forth in (z) above, that, as a precondition of such Transfer that the transferee acknowledge and agree to the Forfeiture as set forth herein; and

                     (iii) that Optionee and any subsequent holder of the Additional Shares hereby agrees to indemnify and hold harmless the Company from any and all claims, damages, losses, judgments and costs (including attorneys' fees) incurred by the Company in connection with or relating to any claim arising out of or relating to the Forfeiture asserted by any subsequent holder of Additional Shares.

          4. Except as expressly modified by the terms hereof, all of the terms and conditions of the Option Agreement shall remain in full force and effect.

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          IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be duly executed and delivered as of the date first above written.


                                      CHEROKEE INC.

                                           Carol Gratzke
                                      --------------------------
                                      By:  Carol Gratzke
                                      Its: CFO


                                      THE NEWSTAR GROUP

                                           Robert Margolis
                                      --------------------------
                                      By:  Robert Margolis
                                      Its: Chief Executive Officer

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